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Ocwen Asset Investment Corp.                                          Exhibit 99
1675 Palm Beach Lakes Boulevard
West Palm Beach, FL 33401
NASDAQ Symbol: OAIC
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NEWS RELEASE: IMMEDIATE                                         FEBRUARY 6, 1998

OCWEN ASSET INVESTMENT CORP. ANNOUNCES JANUARY INVESTMENT ACTIVITY

Ocwen Asset Investment Corp. (NASDAQ: OAIC) today announced that for the month of January 1998 it had closed transactions totaling $88.6 million, for which it funded $78.6 million. Of the January 1998 activity, OAIC closed a: $51.6 million investment in a subordinated interest-only security supported by subprime residential mortgages ("Sub IO"); $13.7 million office property acquisition; $11.6 million mezzanine construction loan (for which $1.6 million was funded); $6.5 million investment in other mortgage related securities; and $5.2 million investment in residential whole loans. Christine A. Reich, President of OAIC, stated, "We are pleased with the progress that we have made to date in the acquisition of Sub IOs collateralized by subprime residential mortgage loans, and believe that Ocwen Federal Bank FSB's expertise as special servicer will be a necessary element in achieving OAIC's targeted returns on this investment."

This activity brings OAIC's total closed transactions since its initial public offering, net of repayments to date, to $368.4 million as of January 31, 1998. Of this amount, $318.6 million has been funded and $49.8 million is to be funded over the construction and renovation periods, which range from 6 to 15 months. These transactions were funded using net proceeds from the initial public offering and a $52.8 million reverse repurchase agreement. In addition, OAIC has outstanding commitments of $161.7 million, and is actively pursuing additional financing.

Separately, OAIC's interest-only and inverse interest-only securities portfolio (collectively "IOs") had an approximate book value and market value of $56.2 million and $47.9 million, respectively, as of January 31, 1998. These IOs are rated AAA and are issued both privately and by government sponsored enterprises from pools of prime residential mortgages. As a result of an increase in projected prepayment speeds at the end of January 1998, OAIC will take a $2.2 million charge to earnings on certain individual securities during the month even though OAIC estimates that the remaining yield to maturity on its IO portfolio as a whole, assuming January 31, 1998 pricing levels, will approximate 15.7%. This charge to earnings and the decline in the current yield from the purchased yield has the potential to reduce expected first quarter earnings and funds from operations by approximately $0.16 to $0.20 per share and to reduce expected second quarter earnings and funds from operations by approximately
$0.03 per share. OAIC does not believe that these adjustments, however, will have a material impact on the expected dividends paid during these periods.

Christine A. Reich, President of OAIC stated, "Based upon January 1998 pricing levels, the IO portfolio is expected to yield 13.0% over its life. While this yield is less than the 18.0% yield anticipated at acquisition, it is still an attractive yield as compared to other potential investments. The current period charge in reported earnings on the IO portfolio results from the accounting requirement to write-down individual securities for losses that are other than temporary, while OAIC's investment strategy is to manage the overall yield on the portfolio taken as a whole." Actual results may vary from those projected as a result of the future interest rate environment. Generally, OAIC's IO portfolio would benefit from a decline in prepayment speeds (which typically result from an increase in long term interest rates), a reduction in LIBOR or a further steepening of the yield curve. Conversely, OAIC's IO portfolio may be further adversely affected by an increase in prepayment speeds (which generally result from a decline in long term interest rates), an increase in LIBOR or a flattening of the yield curve.

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Contacts                     Christine A. Reich                     561-682-8569
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                              William C. Erbey                      561-682-8520
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                        REVIEW OF OUTSTANDING COMMITMENTS

At January 31, 1998, OAIC's outstanding commitments stand at $161.7 million and include: $101.1 million of mortgage loans secured by single-family residences; a commercial real estate loan for $23.1 million with an initial funding of approximately $5.4 million; a $30.3 million real estate loan with an initial funding of approximately $13.0 million; and a $7.2 million investment in a Sub IO. Each of these commitments are expected to close at the end of February or early March, 1998, and are subject to various closing conditions, including, but not limited to, completion of satisfactory due diligence efforts and conditions the borrowers or sellers must satisfy prior to OAIC funding the transactions. In addition, a commercial real estate loan in the amount of $26.7 million that OAIC anticipated would close in March 1998, has been deferred as negotiations with the borrower continue.

As previously announced, OAIC has entered into a nonbinding letter of intent with Aames Financial Corporation pursuant to which the parties are negotiating for OAIC to acquire Sub IOs with respect to up to $600 million of subprime residential mortgage loans originated or acquired by Aames during the first calendar quarter of 1998. Those negotiations are proceeding.

                       REVIEW OF JANUARY 1998 TRANSACTIONS

SUBORDINATED INTEREST ONLY INVESTMENT
On January 30, 1998, OAIC purchased a $51.6 million investment in a Sub IO supported by a pool of 6,309 subprime mortgage loans. Ocwen Federal Bank FSB, a wholly owned subsidiary of Ocwen Financial Corporation (NYSE: OCN) will special service any loans that become 60 days delinquent. The average balance of the loans is $95,110 and the geographical concentration is mainly in California, Florida, Illinois, Massachusetts and Washington.

REAL ESTATE ACQUISITION
On January 23, 1998, OAIC purchased for $13.7 million, a 16 story, 124,688 square foot office property located at 690 Market Street, San Francisco, California. The building is 83% leased with 40% of the building becoming available for re-leasing by the end of 1998. OAIC anticipates investing an additional $4.3 million to reposition the building.

MEZZANINE FINANCING AND CONSTRUCTION LENDING
On January 12, 1998, OAIC closed a $11.6 million mezzanine construction loan for a 160 unit apartment rental project with on-site parking and commercial space on the first floor located in San Francisco, California which had an initial draw of $1.6 million.

RESIDENTIAL WHOLE LOANS
During the month of January, OAIC closed two pools of residential loans with unpaid principal balances totaling approximately $5.2 million. The loans carry a weighted average coupon of 8.31%. OAIC intends to accumulate residential loans and execute a securitization, to effectively retain a subordinate interest.

CERTAIN STATEMENTS CONTAINED HEREIN ARE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE SECURITIES ACT OF 1934, AS AMENDED. THESE FORWARD-LOOKING STATEMENTS MAY BE IDENTIFIED BY REFERENCE TO A FUTURE PERIOD(S) OR BY THE USE OF FORWARD-LOOKING TERMINOLOGY SUCH AS "ANTICIPATES" OR "EXPECTS". ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE INDICATED IN SUCH STATEMENTS DUE TO A VARIETY OF FACTORS, INCLUDING, BUT NOT LIMITED TO, CHANGES IN INTERNATIONAL, NATIONAL, REGIONAL OR LOCAL ECONOMIC ENVIRONMENTS, COMPETITIVE PRODUCTS AND PRICING, GOVERNMENT FISCAL AND MONETARY POLICIES, CHANGES IN INTEREST RATES, THE TIMING OF TRANSACTION CLOSINGS, UNSATISFACTORY DUE DILIGENCE RESULTS, BORROWER FAILURE TO SATISFY CLOSING CONDITIONS, A MATERIAL CHANGE IN FACTORS INHERENT TO THE PRICING OF VARIOUS SECURITIES INCLUDING THE IMPACT OF CHANGES IN PREPAYMENT SPEEDS ON MORTGAGE LOANS, THE EFFECTIVENESS OF THE SERVICING UNDERLYING VARIOUS SECURITIES, THE ABILITY TO OBTAIN ADEQUATE AND TIMELY THIRD-PARTY FINANCING AND OTHER FACTORS GENERALLY UNDERSTOOD TO AFFECT THE REAL ESTATE ACQUISITION, MORTGAGE AND LEASING MARKETS AND SECURITY INVESTMENTS.


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